As filed with the Securities and Exchange Commission on December 19, 2023.

Registration No. 333-275485

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENSERVCO CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1311	84-0811316
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

14133 County Rd 9 ½

Longmont, CO 80504

(303) 333-3678

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard A. Murphy

Principal Executive Officer

14133 County Rd 9 ½

Longmont, CO 80504

(303) 333-3678

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Douglas T. Holod

Maslon LLP

90 South 7th Street, Suite 3300

Minneapolis, MN 55402

Telephone: (612) 672-8313

Fax: (612) 642-8313

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion Dated December 19, 2023.

2,939,133 Shares of Common Stock

This prospectus relates to the offer and resale from time to time of up to an aggregate of 2,939,133 shares of common stock, par value $0.005 per share, of Enservco by OilServ, LLC, which we refer to in this prospectus as the Selling Stockholder or its permitted transferees.

The shares of common stock being offered by the Selling Stockholder or its permitted transferees were issued pursuant to the Asset Purchase Agreement, dated September 11, 2023, that we and our wholly-owned subsidiary, Heat Waves Hot Oil Service LLC, entered into with OilServ, LLC and its wholly-owned subsidiaries, Rapid Hot Flow, LLC and Rapid Pressure Services, LLC. We agreed to register the shares for resale pursuant to the Asset Purchase Agreement

Our registration of the securities covered by this prospectus does not mean that the Selling Stockholder will offer or sell any of the shares of common stock. The Selling Stockholder may sell or otherwise dispose of the shares of common stock publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Stockholder may sell its shares in the section entitled “Plan of Distribution.”

The Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of our common stock. We will bear all costs, expenses, and fees in connection with the registration of the shares. The Selling Stockholder will bear all commissions and discounts, if any, attributable to its sale of the shares.

We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholder.

Our common stock is listed on NYSE American under the symbol “ENSV.” The last reported sale price of our common stock on the NYSE American on December 14, 2023 was $0.277 per share.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risk factors that are referenced on page 4 of this prospectus under the caption “Risk Factors” and set forth in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December  , 2023

We have not authorized anyone to give any information or to make any representations other than those contained or incorporated by reference in this prospectus. You must not rely on any information or representations not contained or incorporated by reference in this prospectus. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and the documents and reports incorporated by reference into this prospectus before making an investment decision, including the information presented under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus and the historical condensed consolidated financial statements and the notes thereto incorporated by reference into this prospectus. In this prospectus, the terms “Enservco,” “Enservco Corporation,” “the Company,” “we,” “our,” “ours” and “us” refer to Enservco Corporation and its subsidiaries.

Overview

Enservco through its wholly owned subsidiary provides various services to the domestic onshore oil and natural gas industry. These services include hot oiling and acidizing ("Production Services") and frac water heating ("Completion and Other Services").

Corporate Structure

Our business operations are conducted through our wholly owned subsidiary, Heat Waves Hot Oil Service LLC ("Heat Waves"), a Colorado limited liability company. We provide various services to the domestic onshore oil and natural gas industry. These services include hot oiling and acidizing ("Production Services") and frac water heating ("Completion and Other Services").

Overview of Business Operations

We provide well enhancement and fluid management services to the domestic onshore oil and natural gas industry. These services include hot oiling and acidizing and frac water heating. We own and operate a fleet of approximately 350 specialized trucks, trailers, frac tanks and other well-site related equipment and serve customers in several major domestic oil and gas areas, including the DJ Basin/Niobrara area in Colorado and Wyoming, the Bakken area in North Dakota, the San Juan Basin in northwestern New Mexico, the Marcellus and Utica Shale areas in Pennsylvania and Ohio, the Jonah area, Green River and Powder River Basins in Wyoming, and the Eagle Ford Shale and East Texas Oilfield in Texas.

We currently operate in the following geographic regions:

●     Eastern USA Region, including the southern region of the Marcellus Shale formation (southwestern Pennsylvania and northern West Virginia) and the Utica Shale formation in eastern Ohio. The Eastern USA Region operations are deployed from Heat Waves’ operations center in Carmichaels, Pennsylvania.

●     Rocky Mountain Region, including western Colorado and southern Wyoming (DJ Basin and Niobrara formations), central Wyoming (Powder River and Green River Basins) and western North Dakota and eastern Montana (Bakken formation). The Rocky Mountain Region operations are deployed from Heat Waves’ operations centers in Killdeer, North Dakota, and Longmont, Colorado.

●     Central USA Region, including the Eagle Ford Shale and East Texas Oilfield in Texas. The Central USA Region operations are deployed from Heat Waves’ operations centers in Jourdanton, Texas, Carrizo Springs, Texas and Longview, Texas.

Recent Developments

On May 2, 2023, the Company received notice from NYSE Regulation that its equity balance as of December 31, 2022 had fallen below $2.0 million and therefore the Company was not in compliance with the NYSE American's continued listing standards under Section 1003(a)(i) in the NYSE American Company Guide (the "Company Guide"). As previously reported, the Company is also noncompliant with Section 1003(a)(ii) and Section 1003(a)(iii) of the Company Guide, as a result of its stockholder’s equity being less than the required thresholds for each of the particular sections. The Company is now subject to the procedures and requirements set forth in Section 1009 of the Company Guide. The Company has until June 9, 2024 to regain compliance with the stockholders' equity continued listing standards or NYSE American will initiate delisting proceedings. On January 10, 2023, the Company submitted a plan (the "Plan") advising of actions it is taking to regain compliance with the continued listing standards by June 9, 2024, which Plan was accepted by NYSE American on February 14, 2023. If the Company is not in compliance with all stockholders’ equity standards by June 9, 2024 or does not make progress consistent with the plan during the plan period, NYSE American may initiate delisting proceedings as it deems appropriate.

The Company is taking steps to achieve compliance with the stockholders' equity standards of Section 1003(a) of the Company Guide by June 9, 2024. On June 30, 2023, Cross River Partners, LLP: (1) converted the remaining $148,950 principal balance of the March 2022 Convertible Note into 322,402 shares of Company common stock; (2) converted the entire $1,200,000 principal balance of the July 2022 Convertible Note into 2,400,000 shares of Company common stock; and (3) received a five-year warrant to acquire 2,400,000 shares of Company common stock with an exercise price of $0.55 per share. The Company anticipates being in compliance with the stockholders' equity continued listing standards of the NYSE American; however, there can be no assurance that the Company will ultimately regain compliance with all applicable NYSE American listing standards.

Risks Relating to Our Business

An investment in our securities involves significant risks that include, without limitation, the following:

●     Constraints on us as a result of our indebtedness, including our ability to generate sufficient cash flows to repay our debt obligations;

●     Continued fluctuations in the prices for crude oil and natural gas and uncertainties in global crude markets caused in part by the war in Ukraine which could likely result in exploration and production companies cutting back their capital expenditures for oil and gas well drilling which in turn would result in significantly reduced demand for our drilling completion services;

●     Competition for the services we provide in our areas of operations, which has increased significantly due to the recent increases in prices for crude oil and natural gas;

●     Weather and environmental conditions, including the potential of abnormally warm winters in our areas of operations that adversely impact demand for our completion services;

●     The impact of general economic conditions and supply chain shortages on the demand for oil and natural gas;

●     Our ability to attract and retain employees, especially in our critical heating season, given tight labor markets;

●     Developments in the global economy as well as any further pandemic risks and resulting demand and supply for oil and natural gas; and

●     Litigation, including the current class action lawsuit, which could lead us to incur significant liabilities and costs or harm our reputation.

The risk factors listed above do not address all of the risks that we face. Additional discussion of the risks and uncertainties summarized above, and other risks and uncertainties that we face, are set forth below under the heading “Risk Factors” contained in this prospectus and under similar headings in the documents that are incorporated by reference into this prospectus. These risks could materially affect our business, financial condition and results of operations and cause the trading price of our common stock to decline. You could lose part or all of your investment.

Company Information

Our executive (or corporate) offices are located at 14133 County Road 9 ½, Longmont, Colorado 80504. Our telephone number is (303) 333-3678. Our website is www.enservco.com. Information contained on or accessible through our website is not incorporated by reference in or otherwise a part of this prospectus.

We were originally incorporated as Aspen Exploration Corporation (“Aspen”) under the laws of the State of Delaware on February 28, 1980.On December 30, 2010, Aspen changed its name to “Enservco Corporation.”

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30.

The Offering

Common stock that may be offered by Selling Stockholder	2,939,133 shares

Use of proceeds	The Selling Stockholder will receive all net proceeds from the sale of the shares offered pursuant to this prospectus. We will not receive any of the proceeds from these sales.

Plan of Distribution

The Selling Stockholder may sell or otherwise dispose of the shares of our common stock covered by this prospectus in a number of different ways and at a varying prices. For further information, see “Plan of Distribution” beginning on page 10.

Risk Factors

You should read the “Risk Factors” section of this prospectus and other information contained or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities,, you should consider carefully the risks and uncertainties discussed under “Risk Factors” in our latest annual report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference herein. You should carefully consider each of these risks, together with all other information set forth in this prospectus and incorporated by reference herein, including our consolidated financial statements and the related notes, before deciding to buy our securities. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be materially harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described in the documents referenced above are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus, including in the documents incorporated by reference herein. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “would,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including but not limited to, risks and uncertainties described under “Risk Factors” in this prospectus and the risk factors set forth in the documents incorporated by reference in this prospectus.

We operate in an evolving environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Other than as required under securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

Forward-looking statements include, but are not limited to, statements about:

●     Our ability to obtain working capital on a timely basis under our 2022 Financing Facilities in order to accommodate our business demands during our busiest periods during the winter heating season;

●     Our capital requirements and uncertainty of obtaining additional funding, whether equity or debt, on terms acceptable to us, especially during our slowest periods during the late spring through early fall;

●     Constraints on us as a result of our indebtedness, including restrictions imposed on us under the terms of our Utica Equipment Financing agreement and our ability to generate sufficient cash flows to repay our debt obligations;

●    Excessive fluctuations in the prices for crude oil and natural gas and uncertainties in global crude markets caused in part by the war in Ukraine which could likely result in exploration and production companies cutting back their capital expenditures for oil and gas well drilling which in turn would result in significantly reduced demand for our drilling completion services, thereby negatively affecting our revenues and results of operations;

●     Competition for the services we provide in our areas of operations, which has increased significantly due to the recent increases in prices for crude oil and natural gas;

●     Weather and environmental conditions, including the potential of abnormally warm winters in our areas of operations that adversely impact demand for our completion services;

●     The impact of general economic conditions and supply chain shortages on the demand for oil and natural gas and the availability of capital which may impact our ability to perform services for our customers;

●     The geographical diversity of our operations which adds significantly to our costs of doing business;

●     Our history of losses and working capital deficits which, at times, have been significant;

●     Our ability to retain key members of our senior management and key technical employees;

●     Our ability to attract and retain employees, especially in our critical heating season, given tight labor markets;

●     The impact of environmental, health and safety and other governmental regulations, and of current or pending legislation or regulations, including pandemic related mandates, with which we and our customers must comply;

●     Reductions of leased federally owned property for oil exploration and production in addition to increased state and local regulations on drilling activity;

●     Developments in the global economy as well as any further pandemic risks and resulting demand and supply for oil and natural gas;

●     Risks relating to any unforeseen liabilities;

●     Federal and state initiatives relating to the regulation of hydraulic fracturing;

●     The price and volume volatility of our common stock;

●     Our expectations about regaining compliance with applicable NYSE American listing standards; and

●     Litigation, including the current class action lawsuit, which could lead us to incur significant liabilities and costs or harm our reputation.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholder.

DIVIDEND POLICY

We have not paid cash dividends on our common stock, and we do not anticipate that we will declare or pay dividends on our common stock in the foreseeable future. Payment of dividends, if any, is within the sole discretion of our Board of Directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. To the extent the Company has any earnings, it will likely retain earnings to pay down debt, or expand corporate operations and not use such earnings to pay dividends.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes certain important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section entitled “Description of Capital Stock,” you should refer to our amended and restated certificate of incorporation (the “Certificate of Incorporation”), and our amended and restated bylaws (the “Bylaws”), and to the applicable provisions of Delaware law. Our authorized capital stock consists of 110,000,000 shares of capital stock, $0.005 par value per share, of which 100,000,000 shares are designated as common stock; and 10,000,000 shares are designated as preferred stock. No shares of preferred stock are presently designated or outstanding.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Common Stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board of Directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in the Certificate of Incorporation. Each successor elected to replace a director whose term of office expires at an annual meeting will serve for a term of one year ending on the date of the next annual meeting of stockholders and until his or her respective successor has been duly elected and qualified. The directors are subject to election by a majority of the votes cast at each annual meeting of stockholders. In the event that the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully Paid and Non-Assessable

All of the outstanding shares of common stock are fully paid and non-assessable and the shares offered hereby will be, upon issuance, fully paid and non-assessable.

Preferred Stock

Our Board of Directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our Board of Directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and might adversely affect the market price of common stock and the voting and other rights of the holders of common stock. We have no current plan to issue any shares of preferred stock. We have no shares of preferred stock issued or outstanding.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Board of Directors Vacancies. Our Certificate of Incorporation and our Bylaws authorize only our Board of Directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our Board of Directors will be permitted to be set only as provided in, or in the manner provided by the Bylaws. The Certificate of Incorporation provides that the number of directors will be no fewer than three and no more than nine, as determined by resolution of our Board of Directors from time to time. These provisions would prevent a stockholder from increasing the size of our Board of Directors and then gaining control of our Board of Directors by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of our Board of Directors and will promote continuity of management.

Special Meeting of Stockholders. Our Certificate of Incorporation provides that special meetings of our stockholders may be called by our Board of Directors, our President or by our President or upon request to do so by holders of at least 10% of our outstanding shares entitled to vote at the meeting. Stockholders requesting such action must also provide all of the information that would be required to be included in a proxy statement under Section 14(a) of the Exchange Act.

Advance Notice Requirements for Director Nominations. Our Bylaws provide advance notice procedures for stockholders seeking to nominate candidates for election as directors at our annual meeting of stockholders. Our Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice of such nominations. These provisions might preclude our stockholders from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

No Cumulative Voting. Our Certificate of Incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose.

Amendment of Certificate of Incorporation Provisions. Any amendment of the above provisions in our Certificate of Incorporation requires approval by holders of at least a majority of the voting power of our then outstanding capital stock except for Article VII governing director liability and indemnification which requires the affirmative vote of two-thirds of our outstanding stock entitled to vote thereon.

Issuance of Undesignated Preferred Stock. Our Board of Directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our Board of Directors. The existence of authorized but unissued shares of preferred stock would enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or other means.

Delaware Anti-Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●	prior to the date of the transaction, our Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

at or subsequent to the date of the transaction, the business combination is approved by our Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our Board of Directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80401. Its telephone number is (303) 262-0600.

Listing

Our common stock is listed on the NYSE American under the symbol “ENSV.”

SELLING STOCKHOLDER

Unless the context otherwise requires, as used in this prospectus, “Selling Stockholder” includes the Selling Stockholder listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a Selling Stockholder as a gift, pledge or other non-sale related transfer.

The following table has been prepared based on information provided to us by the Selling Stockholder. It details the name of the selling stockholder, the number of shares of our common stock beneficially owned by the Selling Stockholder and the number of shares of our common stock being offered by the selling stockholder for sale under this prospectus. The percentage of shares of our common stock beneficially owned by the selling stockholder both prior to and following the offering is based on 26,879,643 shares of our common stock outstanding as of December 8, 2023. We cannot advise you as to whether the Selling Stockholder will in fact sell any or all of such shares of common stock. For purposes of this table, we have assumed that the Selling Stockholder will have sold all of the shares of common stock covered by this prospectus upon the completion of the offering.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. Unless otherwise indicated in the footnotes below, each stockholder named in the following table possesses sole voting and investment power over the shares listed. The information does not necessarily indicate beneficial ownership for any other purpose.

	Shares Beneficially Owned Before the Offering(1)			Shares Beneficially Owned After the Offering(1)
Name of Selling Stockholder	Number	Percent	Number of Shares Being Offered	Number	Percent
OilServ, LLC(1)	2,939,133	10.9%	2,939,133	--	--

(1)	Steven A. Weyel, Angel Capital Partners, LP (Stephen D. Scott, General Partner and President) and Jerry S. Cooper are the managing members of OilServ, LLC and may be deemed to have beneficial ownership of the shares of common stock held by OilServ, LLC. The three managing members directly or indirectly control the voting and investment decisions of OilServ, LLC by majority vote or consent. The address of OilServ, LLC is 11757 Katy Freeway, Suite 1300, Houston, TX 77079.

PLAN OF DISTRIBUTION

We are registering the resale by the Selling Stockholder or their permitted transferees of up to 2,939,133 shares of common stock. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. We will pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The Selling Stockholder will bear all commissions and discounts, if any, attributable to their sale of securities.

The Selling Stockholder or their permitted transferees may, from time to time, sell any or all of shares of our common stock covered hereby on the NYSE American, or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	underwritten transactions;
●

block trades (which may involve a cross trade) in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the distribution of shares by any selling stockholder to its partners, members or stockholders;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common stock will be paid by the Selling Stockholder and/or the purchasers.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the selling stockholder, any compensation paid by the selling stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

This offering will terminate on the date that all shares offered by this prospectus have been sold by the Selling Stockholder.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale of securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Maslon LLP, Minneapolis, Minnesota.

EXPERTS

The consolidated financial statement of Enservco Corporation as of December 31, 2021 and for the year then ended, incorporated by reference in this prospectus have been audited by Plante & Moran, PLLC, independent registered public accountants, as set forth in their report thereon. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statement of Enservco Corporation as of December 31, 2022 and for the year then ended, incorporated by reference in this prospectus have been audited by Pannell Kerr Forster of Texas, P.C., independent registered public accountants, as set forth in their report thereon. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	our Definitive Proxy Statement on Schedule 14A filed on April 28, 2023.
●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023.
●

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 filed with the SEC on May 15, 2023, August 14, 2023 and November 14, 2023, respectively; and

●

our Current Reports on Form 8-K filed with the SEC on January 9, 2023, January 17, 2023, February 28, 2023, March 30, 2023, April 6, 2023, April 11, 2023, May 8, 2023, June 16, 2023, July 7, 2023, August 18, 2023, September 8, 2023, September 15, 2023 and November 16, 2023

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial filing of the registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Enservco Corporation, Attention: Corporate Secretary; 14133 County Rd 9 1/2, Longmont, Colorado, 80504.

You also may access these filings on our website at www. enservco.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.enservco.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement or the exhibits and schedules to the registration statement. For further information about us and our common stock, please refer to the registration statement, the documents incorporated by reference into the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus or in documents incorporated by reference into this prospectus as to the contents of any contract or any other document referred to are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or other document that has been filed. Each statement in this prospectus relating to a contract or other document filed as an exhibit is qualified in all respects by the filed exhibit.

2,939,133 Shares of Common Stock

PROSPECTUS

[•] , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth costs and expenses paid or payable by the registrant in connection with the issuance and distribution of the securities being registered other than placement agent. All amounts are estimates except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc. filing fee.

Amount to be Paid
SEC Registration fee		$162.68
Financial Industry Regulatory Authority, Inc. filing fee		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer Agent’s fees		*
Miscellaneous fees and expenses		*
Total	$	*

__________________________

*Estimates not currently known.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

Our Certificate of Incorporation, as amended and restated, contains provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

●	any breach of their duty of loyalty to us or our stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
●	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our Bylaws, as amended and restated, provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at its request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

The limitation of liability and indemnification provisions that are expected to be included in our Certificate of Incorporation, our Bylaws and in indemnification agreements that we have entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to its indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board of Directors.

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of transactions during the preceding three years involving sales of our securities that were not registered under the Securities Act.

In February 2021, we issued to Cross River Partners L.P., an entity controlled by Richard Murphy, our Chief Executive Officer and Chairman (“Cross River”), 601,674 shares of common stock and a warrant to purchase 150,418 shares of common stock with an exercise price of $2.507 per share in exchange for the cancellation by Cross River of subordinated notes in the aggregate principal amount of $1,250,000 plus accrued interest of $61,651, pursuant to a Note Conversion Agreement. The issuance of the forgoing securities was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

In March 2022, we issued to Cross River a convertible subordinated note in the aggregate principal amount of $1.2 million that accrues interest at 7% per annum and matures in six years. Subject to any required stockholder approval, the outstanding principal amount plus accrued but unpaid interest under the convertible subordinated note is convertible at the option of Cross River into common stock at a conversion price equal to the average closing price of our common stock on the five days prior to the date of any such conversion. The issuance of the foregoing securities was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act.

In July 2022, we issued to Cross River a convertible subordinated promissory note in the aggregate principal amount of $1.2 million that accrues interest at the rate of 7.75% per annum and matures in six years. Subject to any required stockholder approval, all or some of the outstanding principal amount plus accrued but unpaid interest under the convertible subordinated promissory note is convertible at the option of Cross River into (i) common stock at a conversion price of $1.69 per share; or (ii) equity securities issued by us in an equity offering with minimum offering proceeds to us (net of any related placement agent or underwriting fees) of $1,200,000 at the conversion price per equity security issued in such equity offering. The issuance of the foregoing securities was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act.

In September 2022, we issued 300,000 restricted shares of common stock to Mark Patterson, our Chief Financial Officer as part of an agreement made in March 2022 as an incentive to Mr. Patterson’s commencement of employment with the Company. Subject to Mr. Patterson’s continued employment with the Company, the transfer and forfeiture restrictions lapse in three equal installments of 100,000 restricted shares on each of July 1, 2022, January 1, 2023, and January 1, 2024. The issuance of the foregoing securities was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act.

In November 2022, we issued to Cross River a convertible secured subordinated promissory note in the aggregate principal amount of $1.2 million that accrues interest at 10.00% per annum and has a two year term and a warrant to acquire 568,720 shares of common stock at an exercise price of $2.11 per share in exchange for the cancellation by Cross River of $750,000 revolving promissory note issued by us in September 2022 and an additional $450,000 loan to us, pursuant to a Note Exchange Agreement. Subject to any required stockholder approval, all or some of the outstanding principal amount plus accrued but unpaid interest is convertible into shares of common stock at the option of Cross River at a conversion price equal to the lower of (i) $2.11 per share or (ii) the per share price we receive for our common stock in the next subsequent equity offering in excess of $2.0 million. The issuance of the foregoing securities was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act.

On September 1, 2023, we issued convertible promissory notes in the aggregate principal amount of: (i) $750,000 to Cross River in exchange for a $750,000 loan to the Company (the “CR Note”), and (ii) $50,000 to Kevin Chesser (“Chesser”), a director of the Company, in exchange for a $50,000 loan to the Company. On September 11, 2023 pursuant to a Note Purchase Agreement, the Company issued convertible promissory notes (the “September 2023 Convertible Notes”) in the aggregate principal amount of $312,500 to two accredited investors. Also, pursuant to the terms of the CR Note and KC Note, Cross River exchanged its CR Note in the aggregate principal amount of $750,000 for a September 2023 Convertible Note with the same principal amount, and Kevin Chesser exchanged his KC Note in the aggregate principal amount of $50,000 for a September 2023 Convertible Note with the same principal amount. The issuance of the foregoing securities was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act.

On September 11, 2023, in consideration for the purchase of certain assets pursuant to an Asset Purchase Agreement with OilServ, LLC (the “Owner”) and its wholly-owned subsidiaries, we issued to the Owner 2,939,133 shares of the Company’s common stock. The issuance of the foregoing securities was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation (Incorporated by reference from the Company’s Current Report on Form 8-K filed on January 4, 2011)
3.2	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation (Incorporated by reference from the Company’s Current Report on Form 8-K filed on June 25, 2014)
3.3	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation (Incorporated by reference from the Company’s Current Report on Form 8-K filed on January 21, 2021)
3.4	Amended and Restated Bylaws (Incorporated by reference from the Company’s Current Report on Form 8-K filed on July 28, 2010)
5.1*	Opinion of Maslon LLP
10.1	2016 Stock Incentive Plan (Incorporated by reference from the Company’s Proxy Statement on Form DEF 14A and filed on August 16, 2016)
10.2	Form of Indemnification Agreement. (Incorporated by reference to Exhibit 10.07 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 20, 2014)
10.3

Note Conversion Agreement by and between Enservco Corporation and Cross River Partners, L.P. dated February 3, 2021, including form of Warrant (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 3, 2021)

10.4

Master Lease Agreement dated March 24, 2022 by and between Utica Leasco LLC and Heat Waves Hot Oil Services LLC (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 28, 2022)

10.5	Master Lease Guaranty dated March 24, 2022 by Enservco Corporation ((Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on March 28, 2022)

10.6

Invoice Purchase Agreement dated March 24, 2022 by and between LSQ Funding Group, LLC and Heat Waves Hot Oil Services LLC (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on March 28, 2022)

10.7	Entity Guaranty dated March 24, 2022 by Enservco Corporation (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on March 28, 2022)
10.8

Intercreditor Agreement dated March 24, 2022 by and among Utica Leasco LLC, LSQ Funding Group, LLC, Heat Waves Hot Oil Services LLC, and Enservco Corporation (Incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on March 28, 2022)

10.9

Convertible Subordinated Promissory Note dated March 22, 2022 of Enservco Corporation issued to Cross River Partners, LP. (Incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on March 28, 2022)

10.10

Separation Agreement and Release between Enservco Corporation and Marjorie Hargrave effective April 13, 2022 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 18, 2022)

10.11	Convertible Subordinated Promissory Note dated July 15, 2022 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 20, 2022)
10.12

Note Exchange Agreement by and between Enservco Corporation and Cross River Partners, L.P. dated November 3, 2022 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 9, 2022)

10.13	Convertible Secured Subordinated Promissory Note dated November 3, 2022 (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 9, 2022)
10.14

Asset Purchase Agreement dated as of September 11, 2023 among Enservco Corporation and Heat Waves Hot Oil Service LLC as Purchaser, and OilServ, LLC, Rapid Hot Flow, LLC and Rapid Pressure Services, LLC as the Selling Parties. (Incorporated by reference to Exhibit 10.1 in the Company’s Current Report on Form 8-K filed on September 15, 2023)

10.15

Note Purchase Agreement effective as of September 11, 2023 by and among Enservco Corporation and the investors named therein (Incorporated by reference to Exhibit 10.2 in the Company’s Current Report on Form 8-K filed on September 15, 2023)

10.16	Form of New Convertible Note dated September 11, 2023 (Incorporated by reference to Exhibit 10.3 in the Company’s Current Report on Form 8-K filed on September 15, 2023)
10.17	Warrant dated June 30, 2023 issued to Cross River Partners, L.P. ((Incorporated by reference to Exhibit 4.1 in the Company’s Current Report on Form 8-K filed on July 7, 2023)
21.1	Subsidiaries of Enservco Corporation (Incorporated by reference to Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed on July 7, 2022)
23.1	Consent of Plante & Moran, PLLC
23.2	Consent of PKF Texas
23.3	Consent of Maslon LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (previously included on signature page)
107*	Filing Fee Table

*	Previously filed.

(b) Consolidated Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the consolidated financial statements and the related notes.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 19, 2023.

ENSERVCO CORPORATION (Registrant)

By:	/s/ Richard A. Murphy
Richard A. Murphy Director and Chief Executive Officer

Each person whose signature appears below appoints Richard A. Murphy and Mark Patterson, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Richard A. Murphy
Richard A. Murphy	Director and Executive Chairman (Principal Executive Officer)	December 19, 2023

/s/ Mark K. Patterson
Mark K. Patterson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 19, 2023

/s/ Robert S. Herlin
Robert S. Herlin	Director	December 19, 2023

/s/ William A. Jolly
William A. Jolly	Director	December 19, 2023

/s/ Kevin Chesser
Kevin Chesser	Director	December 19, 2023

/s/ Steven A. Weyel
Steven A. Weyel	Director	December 19, 2023